Exhibit 4.1(r)

FORTY-FIRST SUPPLEMENTAL INDENTURE
(to that certain Amended and Restated Indenture dated as of May 5, 2015)
Dated as of November 1, 2024
Relating to the Basin Electric Power Cooperative
First Mortgage Obligations, 2024 Series E Note, due November 15, 2034
First Mortgage Obligations, 2024 Series F Note, due May 15, 2035
Authorized by this Forty-First Supplemental Indenture
BASIN ELECTRIC POWER COOPERATIVE
to
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, TRUSTEE
FIRST MORTGAGE OBLIGATIONS
THIS INSTRUMENT GRANTS A SECURITY INTEREST IN THE PROPERTY OF A TRANSMITTING UTILITY. THIS INSTRUMENT CONTAINS AN AFTER-ACQUIRED PROPERTY CLAUSE. PROCEEDS AND PRODUCTS OF COLLATERAL ARE COVERED BY THIS INSTRUMENT. FUTURE OBLIGATIONS ARE SECURED BY THIS INSTRUMENT. NOTICE - THIS FORTY-FIRST SUPPLEMENTAL INDENTURE, TOGETHER WITH THAT CERTAIN AMENDED AND RESTATED INDENTURE DATED AS OF MAY 5, 2015, AS HERETOFORE SUPPLEMENTED AND AMENDED (DESCRIBED MORE PARTICULARLY HEREIN) SECURE AN UNLIMITED AMOUNT OF OBLIGATIONS AND SUCH AMOUNT, TOGETHER WITH INTEREST, IS SENIOR TO INDEBTEDNESS TO OTHER CREDITORS UNDER SUBSEQUENTLY RECORDED AND FILED INDENTURES, MORTGAGES OR LIENS WITH RESPECT TO THE PROPERTY INTERESTS OF THE COMPANY. THIS INDENTURE IS A SECURITY AGREEMENT WHEREBY THE COMPANY GRANTS TO THE TRUSTEE A SECURITY INTEREST IN ALL OF THE TRUST ESTATE THAT IS PERSONAL PROPERTY OR FIXTURES UNDER THE UNIFORM COMMERCIAL CODE.

TABLE OF CONTENTS

ARTICLE I.	Definitions
Section 1.1.	Definitions

ARTICLE II.	The 2024 CoBank Notes and Certain Provisions Relating Thereto
Section 2.1.	Authorization and Terms of the 2024 CoBank Notes
Section 2.2.	Form of the 2024 CoBank Notes
Section 2.3.	Repayment
Section 2.4.	Optional Prepayments with Make-Whole Amount
Section 2.5.	Application of Partial Prepayments
Section 2.6.	Maturity; Surrender, Etc.
Section 2.7.	[Reserved]
Section 2.8.	Make-Whole Amount
Section 2.9.	Use of Proceeds
Section 2.10.	Acceleration

ARTICLE III.	Miscellaneous
Section 3.1.	Supplemental Indenture
Section 3.2.	Recitals
Section 3.3.	Successors and Assigns
Section 3.4.	No Rights, Remedies, Etc
Section 3.5.	Counterparts
Section 3.6.	Security Agreement; Mailing Address
Section 3.7.	Effectiveness
Section 3.8.	Governing Law

EXHIBIT A	—	Indenture Filing Information

EXHIBIT B	—	Property Additions

EXHIBIT C-1	—	Form of 2024 Series E Note

Exhibit C-2	—	Form of 2024 Series F Note

EXHIBIT D	—	Form of Trustee’s Authentication

THIS FORTY-FIRST SUPPLEMENTAL INDENTURE, dated as of November 1, 2024 (the “Forty-First Supplemental Indenture”), is between BASIN ELECTRIC POWER COOPERATIVE, an electric cooperative corporation existing under the laws of the State of North Dakota, as Grantor (hereinafter called the “Company”), whose post office address is 1717 East Interstate Avenue, Bismarck, North Dakota 58503-0564, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as successor in interest to U.S. Bank National Association, a national banking association, as trustee (in such capacity, the “Trustee”), whose post office address is 111 Filmore Avenue, Saint Paul, Minnesota 55107, and shall supplement that certain Indenture dated January 1, 1998, between the Company and the Trustee, as heretofore supplemented, amended and restated;
WHEREAS, the Company has heretofore executed and delivered to the Trustee an Amended and Restated Indenture, dated as of May 5, 2015 (the “Amended and Restated Indenture”), which supplemented, amended and restated the Existing Indenture (capitalized terms used herein shall have the meanings ascribed to them in the Indenture and as provided in Section 1.1 hereof), as amended and supplemented, including as further supplemented hereby (the “Indenture”), for the purpose of securing its Outstanding Secured Obligations and providing for the authentication and delivery of Additional Obligations by the Trustee from time to time under the Indenture, which Indenture is filed of record as shown on Exhibit A hereto;
WHEREAS, the Board of Directors of the Company has established two new series of Additional Obligations to be designated as (i) the Basin Electric Power Cooperative First Mortgage Obligations, 2024 Series E Note, due November 15, 2034 (the “2024 Series E Note”) in the original principal amount of ONE HUNDRED MILLION DOLLARS ($100,000,000); and (ii) the Basin Electric Power Cooperative First Mortgage Obligations, 2024 Series F Note, due May 15, 2035 (the “2024 Series F Note”) in the original principal amount of ONE HUNDRED MILLION DOLLARS ($100,000,000) (the 2024 Series E Note and the 2024 Series F Note may be referred to individually as a “2024 CoBank Note” and collectively as the “2024 CoBank Notes”); such 2024 CoBank Notes being issued to CoBank, ACB (and its successors and assigns) (the “Lender”) in order to secure the Company’s obligations under that certain Term Loan Agreement, to be dated on or about November 22, 2024 (the “Loan Agreement”), between the Company and the Lender, providing for term loans in the aggregate principal amount of TWO HUNDRED MILLION DOLLARS ($200,000,000); and the Company has complied or will comply with all provisions required to issue Additional Obligations provided for in the Indenture;
WHEREAS, the Company desires to execute and deliver this Forty-First Supplemental Indenture, in accordance with the provisions of the Indenture, for the purpose of providing for the creation and designation of the 2024 CoBank Notes as Additional Obligations and specifying the form and provisions of the 2024 CoBank Notes;
WHEREAS, Section 12.1 of the Indenture provides that, without the consent of the Holders of any of the Obligations at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee, may enter into Supplemental Indentures for the purposes and subject to the conditions set forth in said Section 12.1;

WHEREAS, this Forty-First Supplemental Indenture is permitted pursuant to the provisions of Section 12.1 C of the Indenture; and
WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to secure the payment of the principal of, premium (including the Make-Whole Amount), if any, and interest on the 2024 CoBank Notes, to make the 2024 CoBank Notes to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding lien for the security of the 2024 CoBank Notes, in accordance with their terms, have been done and taken; and the execution and delivery of this Forty-First Supplemental Indenture has been in all respects duly authorized;
NOW, THEREFORE, THIS FORTY-FIRST SUPPLEMENTAL INDENTURE WITNESSES, that, to secure the payment of the principal of, premium (including the Make-Whole Amount), if any, and interest on the Outstanding Secured Obligations, including, when issued, the 2024 CoBank Notes, to confirm the lien of the Indenture upon the Trust Estate, including property purchased, constructed or otherwise acquired by the Company since the Cut-Off Date, to secure performance of the covenants therein and herein contained, to declare the terms and conditions on which the 2024 CoBank Notes are secured, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, in trust, all property, rights, privileges and franchises (other than Excepted Property or Excludable Property) of the Company of the character described in the Granting Clauses of the Indenture, including all such property, rights, privileges and franchises acquired since the Cut-Off Date (the descriptions of the real property included in said Trust Estate are set forth on Exhibit B hereto) subject to all exceptions, reservations and matters of the character therein referred to, and subject in all cases to Sections 5.2 and 11.2B of the Indenture and to the rights of the Company under the Indenture, including the rights set forth in Article V thereof; but expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted as “Excepted Property” or “Excludable Property” in the Indenture to the extent contemplated thereby.
PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default under the Indenture, the Trustee, or any separate trustee or co-trustee appointed under Section 9.14 of the Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Paragraphs A through H, inclusive, of “Excepted Property” in the Indenture then owned or thereafter acquired by the Company, shall immediately, and, in the case of any Excepted Property described or referred to in Paragraphs I, J, L and N of “Excepted Property” in the Indenture, upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted

Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Indenture.
The Company may, however, pursuant to the Third Granting Clause of the Indenture, subject to the lien of the Indenture any Excepted Property or Excludable Property, whereupon the same shall cease to be Excepted Property or Excludable Property.
TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by a Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated in the Indenture not to be deemed part of the Trust Estate) being part of the Trust Estate), unto the Trustee, and its successors and assigns in the trust herein created, forever.
SUBJECT, HOWEVER, to (i) Permitted Exceptions and (ii) to the extent permitted by Section 13.6 of the Indenture as to property hereafter acquired any duly recorded or perfected (a) prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof.
BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms.
UPON CONDITION that, until the happening of an Event of Default and subject to the provisions of Article V of the Indenture, and not in limitation of the rights elsewhere provided in the Indenture, including the rights set forth in Article V of the Indenture, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, Designated Qualifying Securities and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate. Should the indebtedness secured by the Indenture be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants herein contained in a timely manner, then the Indenture shall be canceled and surrendered.
AND IT IS HEREBY COVENANTED AND DECLARED that the 2024 CoBank Notes are to be authenticated and delivered and the Trust Estate is to be held and applied by the Trustee, subject to the covenants, conditions and trusts set forth herein and in the Indenture, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Outstanding Secured Obligations, as follows:

ARTICLE I
DEFINITIONS
Section 1.1.    Definitions. All words and phrases defined in Article I of the Indenture shall have the same meaning in this Forty-First Supplemental Indenture, including any exhibit hereto, except as otherwise appears herein and in this Article or unless the context clearly requires otherwise. In addition, each of the following terms has the following meaning in this Forty-First Supplemental Indenture unless the context clearly requires otherwise.
“Business Day” means a day (other than a Saturday or Sunday) on which banks generally are open in New York City, New York, for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.
“Default Rate” means, with respect to any Series of the 2024 CoBank Notes, that rate of interest per annum that is 2.00% above the rate of interest stated in clause (a) of the first paragraph of the 2024 CoBank Notes of such Series.
“Make-Whole Amount” is defined in Section 2.8.
“Series” shall refer to any series of the 2024 CoBank Notes issued under this Forty-First Supplemental Indenture.
“2024 CoBank Notes” are defined in the Recitals.
“2024 Series E Note” is defined in the Recitals.
“2024 Series F Note” is defined in the Recitals.
“Loan” shall have the meaning given in Section 2.01 of the Loan Agreement.
ARTICLE II
THE 2024 COBANK NOTES AND CERTAIN PROVISIONS RELATING THERETO
Section 2.1.    Authorization and Terms of the 2024 CoBank Notes.
(i) There shall be established two new series of Additional Obligations to be designated as (a) the Basin Electric Power Cooperative First Mortgage Obligations, 2024 Series E Note, due November 15, 2034, in the original principal amount of ONE HUNDRED MILLION DOLLARS ($100,000,000); and (b) the Basin Electric Power Cooperative First Mortgage Obligations, 2024 Series F Note, due May 15, 2035, in the original principal amount of ONE HUNDRED MILLION DOLLARS ($100,000,000). Each of the 2024 CoBank Notes are the same Notes described and defined in the Loan Agreement as the “Note.”
The aggregate principal amount of the 2024 CoBank Notes which may be authenticated and delivered and Outstanding at any one time is limited to TWO HUNDRED MILLION DOLLARS ($200,000,000). The 2024 CoBank Notes shall originally be registered in the name of the Lender, and shall be dated the date of authentication.

The 2024 CoBank Notes shall bear interest and interest shall be payable as provided in Section 2.04(a) of the Loan Agreement. Interest shall accrue and be calculated pursuant to Section 2.04(b) of the Loan Agreement.
(ii)    The principal of, premium (including the Make-Whole Amount), if any, and interest on the 2024 CoBank Notes shall be payable to the Lender in immediately available funds as described in such notes. Any payment of principal of or premium (including the Make-Whole Amount), if any, or interest on any 2024 CoBank Note that is due on a date other than a Business Day shall, subject to Section 2.09(a) of the Loan Agreement, be made on the next succeeding Business Day.
(iii)    In the event the Company fails to make any payment with respect to the 2024 CoBank Notes when due, then such payment shall accrue interest from the date due until the date paid at the applicable Default Rate as set forth in Section 2.04(a) of the Loan Agreement.
Section 2.2.    Form of the 2024 CoBank Notes. The 2024 CoBank Notes shall each be a promissory note substantially in the form of Exhibit C hereto. The Trustee’s authentication certificate to be executed on the 2024 CoBank Notes shall be substantially in the form of Exhibit D attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Indenture.
Section 2.3.    Repayment. The 2024 CoBank Notes shall be payable in such amounts and on such dates as set forth in Section 2.05(a) of the Loan Agreement.
Section 2.4.    Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Loans only to the extent permitted by Section 2.05(b) of the Loan Agreement. In the event the Company desires to prepay the Loan, it shall notify the Lender in writing, as provided in Section 2.05(b) of the Loan Agreement, not less than fifteen (15) Business Days and not more than sixty (60) days prior to the date (which shall be a Business Day) fixed by the Company for such prepayment. Unless otherwise agreed to by the Lender in writing, all such notices shall be irrevocable. On the date fixed for prepayment, the Company shall prepay the Loans (or so much thereof as provided in the Company’s notice), together with interest accrued thereon to the date of such prepayment and any Make-Whole Amount due in connection with such prepayment, as determined pursuant to Section 2.8 hereof.
Section 2.5.    Application of Partial Prepayments. All partial prepayments shall be applied to principal installments owing on the Loans as set forth in Section 2.05(b) of the Loan Agreement.
Section 2.6.    Maturity; Surrender, Etc. In the case of each prepayment of a 2024 CoBank Note pursuant to this Article 2, the principal amount of each 2024 CoBank Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-

Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. A 2024 CoBank Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no 2024 CoBank Note shall be issued in lieu of any prepaid principal amount of any 2024 CoBank Note.
Section 2.7.    [ Reserved ]
Section 2.8.    Make-Whole Amount. For purposes of the provisions of the Indenture, the term “premium” as used therein will be deemed to mean, with respect to the 2024 CoBank Notes, the Make-Whole Amount. The term “Make-Whole Amount” means, with respect to any 2024 CoBank Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such 2024 CoBank Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
“Called Principal” means, with respect to any 2024 CoBank Note, the principal of such 2024 CoBank Note that is to be prepaid pursuant to Section 2.4 hereof or has become or is declared to be immediately due and payable pursuant to the Indenture, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any 2024 CoBank Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the 2024 CoBank Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any 2024 CoBank Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable 2024 CoBank Note.
If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any 2024 CoBank Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable 2024 CoBank Note.
“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any 2024 CoBank Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the 2024 CoBank Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 2.4 above or the Indenture.
“Settlement Date” means, with respect to the Called Principal of any 2024 CoBank Note, the date on which such Called Principal is to be prepaid pursuant to Section 2.4 hereof or has become or is declared to be immediately due and payable pursuant to the Indenture, as the context requires.
Section 2.9.    Use of Proceeds. The Company shall use the proceeds of the Loans evidenced by the 2024 CoBank Notes to finance capital expenditures or for general corporate purposes.
Section 2.10.    Acceleration. Upon any 2024 CoBank Note becoming due and payable as the result of an Event of Default under the Indenture, whether automatically or by declaration, such 2024 CoBank Note will forthwith mature and the entire unpaid principal amount of such 2024 CoBank Note, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount, if any, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

ARTICLE III
MISCELLANEOUS
Section 3.1.    Supplemental Indenture. This Forty-First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and shall form a part thereof, and the Indenture, as heretofore supplemented and amended, and as hereby supplemented is hereby confirmed. Except to the extent inconsistent with the express terms of this Forty-First Supplemental Indenture and the 2024 CoBank Notes, all of the provisions, terms, covenants and conditions of the Indenture shall be applicable to the 2024 CoBank Notes to the same extent as if specifically set forth herein.
Section 3.2.    Recitals. All recitals in this Forty-First Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.
Section 3.3.    Successors and Assigns. Whenever in this Forty-First Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Forty-First Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.
Section 3.4.    No Rights, Remedies, Etc. Nothing in this Forty-First Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Forty-First Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Forty-First Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of Outstanding Secured Obligations.
Section 3.5.    Counterparts. This Forty-First Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.
Section 3.6.    Security Agreement; Mailing Address. To the extent permitted by applicable law, this Forty-First Supplemental Indenture shall be deemed to be a security agreement and financing statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code. The mailing address of the Company,
as debtor is:    Basin Electric Power Cooperative
1717 East Interstate Avenue
Bismarck, ND 58503-0564
and the mailing address of the Trustee, as secured party is:
U.S. Bank Trust Company, National Association
Corporate Trust Services
111 Filmore Avenue
Saint Paul, MN 55107
Additionally, this Forty-First Supplemental Indenture shall, if appropriate, be an amendment to the financing documents originally filed in connection with the Existing Indenture. The Company is authorized to execute and file as appropriate instruments under the Uniform Commercial Code to either create a security interest or amend any security interest heretofore created.
Section 3.7    Effectiveness. This Forty-First Supplemental Indenture shall not be effective until the Trustee receives the certificates, opinions, and other documents required under Sections 1.6, 12.1, and 12.3, and Article IV of the Indenture, which may be evidenced by the Trustee’s authentication of the 2024 CoBank Notes under this Forty-First Supplemental Indenture.
Section 3.8    Governing Law. This Forty-First Supplemental Indenture and the Obligations shall be governed by and construed in accordance with the laws of the State of North Dakota.
[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Forty-First Supplemental Indenture to be duly executed as of the day and year first above written.

BASIN ELECTRIC POWER COOPERATIVE

By:	/s/ Todd Brickhouse
Name: Todd Brickhouse
Title: Chief Executive Officer & General Manager

Attest:	/s/ Mark D. Foss
Name: Mark D. Foss
Title: Assistant Secretary
STATE OF NORTH DAKOTA    )
) SS
COUNTY OF BURLEIGH    )
THE FOREGOING instrument was acknowledged before me this 13th day of November, 2024, by Todd Brickhouse, Chief Executive Officer and General Manager of Basin Electric Power Cooperative, an electric cooperative corporation, for and on behalf of said corporation.
WITNESS my hand and official seal.

/s/ Lisa J. Carney______________________
Name: Lisa J. Carney
Notary Public
My commission expires: 10/19/2026
(Notarial Seal)

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Benjamin J. Krueger
Name: Benjamin J. Krueger
Title: Vice President
STATE OF MINNESOTA    )
) SS
COUNTY OF RAMSEY    )
THE FOREGOING instrument was acknowledged before me this 7th day of November, 2024, by Benjamin J. Krueger, Vice President of US Bank Trust Company, National Association, for and on behalf of said association, as Trustee.
WITNESS my hand and official seal.

/s/ Benjamin Frederick Palmer
Notary Public
My commission expires: Jan 31, 2028
(Notarial Seal)

EXHIBIT A
[INDENTURE FILING INFORMATION]
EXHIBIT A
(to Forty-First Supplemental Indenture)

EXHIBIT B
[PROPERTY ADDITIONS]

EXHIBIT C-1
[FORM OF 2024 SERIES E NOTE]
THIS FIRST MORTGAGE OBLIGATIONS, 2024 SERIES E NOTE, HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY BE RESOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE, EXCEPT UNDER CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION NOR SUCH AN EXEMPTION IS REQUIRED BY LAW.
BASIN ELECTRIC POWER COOPERATIVE
FIRST MORTGAGE OBLIGATIONS, 2024 SERIES E NOTE, DUE NOVEMBER 15, 2034
$100,000,000.00    Date: [_____________]
FOR VALUE RECEIVED, the undersigned, BASIN ELECTRIC POWER COOPERATIVE (herein called the “Company”), an electric cooperative corporation organized and existing under the laws of the State of North Dakota, hereby promises to pay to COBANK, ACB (“CoBank”), or registered assigns, the principal sum of ONE HUNDRED MILLION DOLLARS ($100,000,000.00), or, if less, the aggregate amount of the Initial Term Loan (as defined in the Loan Agreement referred to below) made by CoBank to the Company pursuant to Section 2.01 of that certain Term Loan Agreement dated as of November 22, 2024, between the Company and CoBank (as amended or restated from time to time, the “Loan Agreement”), in such amounts and on such dates as set forth in Section 2.05(a)(i) of the Loan Agreement. In addition, the Company also promises to pay to CoBank or its registered assigns interest on the unpaid principal balance of the Initial Term Loan for the period such balance is outstanding in like money, at the rates of interest, at the times, and calculated in the manner set forth in the Loan Agreement. All payments made hereunder shall be made at the times in the manner set forth in the Loan Agreement. If not sooner paid, any balance of the principal amount and interest accrued thereon shall be due and payable on November 15, 2034 (the “Maturity Date”). Further, upon an Interest Rate Adjustment Event (as defined in the Loan Agreement), CoBank or its registered assigns shall be entitled to additional interest on the unpaid principal balance of the Initial Term Loan on the terms specified in Section 2.04(a) of the Loan Agreement. This Note is also subject to optional prepayment, in whole or in part, at the times and on the terms specified in Section 2.05(b) of the Loan Agreement, but not otherwise.
This First Mortgage Obligations, 2024 Series E Note is one of a series of the 2024 CoBank Notes (herein called the “Notes”) issued pursuant to the Forty-First Supplemental Indenture dated as of November 1, 2024 (as from time to time amended, the “Forty-First Supplement”), between the Company and the Trustee named therein, which supplements and amends the Amended and Restated Indenture dated as of May 5, 2015 (as amended and supplemented from time to time, the “Indenture”). This Note is a “Note” referred to in, and has been executed and delivered pursuant to, the Loan Agreement, and constitutes an “Obligation” (as defined in the Indenture) under the Indenture. This Note is equally and ratably secured, to the extent provided in the Indenture, by the Trust Estate, except and excluding the Excepted Property and the Excludable Property. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Forty-First Supplement.
Reference is hereby made to the Indenture, a copy of which is on file with the Trustee, for the provisions, among others, with respect to the nature and extent of the rights, duties and obligations of the

Company, the Trustee and the owner of this Note, the terms upon which this Note is issued and secured, and the modification or amendment of the Indenture, to all of which the registered owner of this Note assents by the acceptance of this Note.
This Note is a registered Obligation and, as provided in the Indenture, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered Holder hereof or such Holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
The principal hereof and accrued interest thereon may be declared to be forthwith due and payable in the manner, upon the conditions, and with the effect provided in the Indenture, and with respect to any other amount due under the Loan Agreement, as provided in the Indenture or the Loan Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the Holder of this Note shall be governed by, the law of the State of North Dakota excluding choice of law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
IN WITNESS WHEREOF, Basin Electric Power Cooperative has caused this Note to be duly executed by one of its officers thereunto duly authorized as of the date first written above.

BASIN ELECTRIC POWER COOPERATIVE

By: ___________________________________
Todd Brickhouse
Chief Executive Officer
and General Manager

Attest:

By: ______________________________
Mark D. Foss
Assistant Secretary

EXHIBIT C-2
[FORM OF 2024 SERIES F NOTE]
THIS FIRST MORTGAGE OBLIGATIONS, 2024 SERIES F NOTE, HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY BE RESOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE, EXCEPT UNDER CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION NOR SUCH AN EXEMPTION IS REQUIRED BY LAW.
BASIN ELECTRIC POWER COOPERATIVE
FIRST MORTGAGE OBLIGATIONS, 2024 SERIES F NOTE, DUE MAY 15, 2035
$100,000,000.00    Date: [___________]
FOR VALUE RECEIVED, the undersigned, BASIN ELECTRIC POWER COOPERATIVE (herein called the “Company”), an electric cooperative corporation organized and existing under the laws of the State of North Dakota, hereby promises to pay to COBANK, ACB (“CoBank”), or registered assigns, the principal sum of ONE HUNDRED MILLION DOLLARS ($100,000,000.00), or, if less, the aggregate amount of the Incremental Term Loan (as defined in the Loan Agreement referred to below) made by CoBank to the Company pursuant to Section 2.01 of that certain Term Loan Agreement dated as of November 22, 2024, between the Company and CoBank (as amended or restated from time to time, the “Loan Agreement”), in such amounts and on such dates as set forth in Section 2.05(a)(ii) of the Loan Agreement. In addition, the Company also promises to pay to CoBank or its registered assigns interest on the unpaid principal balance of the Incremental Term Loan for the period such balance is outstanding in like money, at the rates of interest, at the times, and calculated in the manner set forth in the Loan Agreement. All payments made hereunder shall be made at the times in the manner set forth in the Loan Agreement. If not sooner paid, any balance of the principal amount and interest accrued thereon shall be due and payable on May 15, 2035 (the “Maturity Date”). Further, upon an Interest Rate Adjustment Event (as defined in the Loan Agreement), CoBank or its registered assigns shall be entitled to additional interest on the unpaid principal balance of the Incremental Term Loan on the terms specified in Section 2.04(a) of the Loan Agreement. This Note is also subject to optional prepayment, in whole or in part, at the times and on the terms specified in Section 2.05(b) of the Loan Agreement, but not otherwise.
This First Mortgage Obligations, 2024 Series F Note is one of a series of the 2024 CoBank Notes (herein called the “Notes”) issued pursuant to the Forty-First Supplemental Indenture dated as of November 1, 2024 (as from time to time amended, the “Forty-First Supplement”), between the Company and the Trustee named therein, which supplements and amends the Amended and Restated Indenture dated as of May 5, 2015 (as amended and supplemented from time to time, the “Indenture”). This Note is a “Note” referred to in, and has been executed and delivered pursuant to, the Loan Agreement, and constitutes an “Obligation” (as defined in the Indenture) under the Indenture. This Note is equally and ratably secured, to the extent provided in the Indenture, by the Trust Estate, except and excluding the Excepted Property and the Excludable Property. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Forty-First Supplement.
Reference is hereby made to the Indenture, a copy of which is on file with the Trustee, for the provisions, among others, with respect to the nature and extent of the rights, duties and obligations of the Company, the Trustee and the owner of this Note, the terms upon which this Note is issued and secured, and the modification or amendment of the Indenture, to all of which the registered owner of this Note assents by the acceptance of this Note.
This Note is a registered Obligation and, as provided in the Indenture, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered Holder hereof or such Holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
The principal hereof and accrued interest thereon may be declared to be forthwith due and payable in the manner, upon the conditions, and with the effect provided in the Indenture, and with respect to any other amount due under the Loan Agreement, as provided in the Indenture or the Loan Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the Holder of this Note shall be governed by, the law of the State of North Dakota excluding choice of law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
IN WITNESS WHEREOF, Basin Electric Power Cooperative has caused this Note to be duly executed by one of its officers thereunto duly authorized as of the date first written above.

BASIN ELECTRIC POWER COOPERATIVE

By: ___________________________________
Todd Brickhouse
Chief Executive Officer
and General Manager

Attest:

By: ______________________________
Mark D. Foss
Assistant Secretary

EXHIBIT D
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Obligations of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory
Date of Authentication: _________________